Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.

KINETICS MUTUAL FUNDS, INC. AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of the 1st day of September 2019, to the Transfer Agent Servicing Agreement is entered into by and among Kinetics Mutual Funds, Inc., a Maryland corporation (the "Corporation") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement dated as of December 18, 2009 (the "Agreement"); and

WHEREAS the parties desire to update the fee schedule in Exhibit E of the Agreement; and

WHEREAS, Section 13 of the Agreements allows for its amendment by a written instrument executed by the parties;

NOW, THEREFORE, the parties agree as follows:

Effective September 1, 2019, the fee schedule in Exhibit E of the Agreement, is hereby superseded and replaced with Exhibit E attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KINETICS MUTUAL FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Jay Kesslen	By: /s/ Anita M. Zagrodnik
Name: Jay Kesslen	Name: Anita M. Zagrodnik
Title: Vice President	Title: Senior Vice President 9/10/19

Exhibit E to the Transfer Agent Servicing Agreement - Kinetics Mutual Funds, Inc.

Transfer Agent, Shareholder & Account Services Fee Schedule at September 1, 2019
Annual Service Charges to the Fund

•	Open Accounts $[ ] per open account

•	Open Accounts - Level 3 $[ ] per open account

•	Closed (zero balance) Accounts $[ ] per open account

•	Daily Accrual Fund Accounts $[ ] per open account
Minimum annual fee of $[ ] per share class

Annual Basis Point Fee per Fund Complex
[ ] basis points on the balance

Services Included in Annual Basis Point Fee
$[ ] per open account
$[ ] per open account
$[ ] per closed account
$[ ] per open account

•	Telephone Calls

•	Voice Response Calls

•	Manual Shareholder Transaction & Correspondence

•	Omnibus Account Transaction

•	Dally Valuation/Manual 401k Trade

•	Report Source - Client online access to fund and investor data. Includes set up and 2 user Ids.

•	NSCC System Interface

•	Short-Term Trader Reporting-Software application used to track and/or assess transaction fees that are determined to be short-term trades.

•
Excessive Trader- Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades In excess of the fund family parameters.

•	12b-1 Aging -Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

•	Cost Basis Reporting

•	Disaster Recovery Charges

•	ACH Fees

•	AIP Setups

•	AML Charges

•	Telephone Service Lines

•	Dealer Reclaim Services

•	Outstanding Shareholder Letters

•	NSCC Activity Charges

Chief Compliance Officer Support Fee

•	$[ ] per year per fund complex

Miscellaneous Expenses
All other miscellaneous fees and expenses, Including but not limited to the following, will be separately billed as incurred: Mailing, sorting and postage, stationery, envelopes, service/data conversion, specie! reports, record retention, lost shareholder search, Fed wire charges, DST charges, shareholder/dealer print out (dally confirms, Investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving,

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, investor email services, literature fulfillment, money market fund service organizations, charges paid by Investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (lnforma), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account ls closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed
Transfer Agent & Shareholder Services Additional Services Fee Schedule
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees

•	$[ ] per qualified plan account or Coverdell ESA account (Cap at $30,00 per SSN)

•	$[ ] per transfer to successor trustee

•	$[ ] per participant distribution (excluding SWPs)

•	$[ ] per refund of excess contribution

•	$[ ] per reconversion/recharacterization
Additional Shareholder Paid Fees

•	$[ ] per outgoing wire transfer or overnight delivery

•	$[ ] per telephone exchange

•	$[ ] per return check or ACH or stop payment

•	$[ ] per statement year requested per account (This fee applies to research requests for statements older than the prior year)

CUSIP Setup

•	CUSIP Setup beyond the Initial CUSIP - $[ ] per CUSIP

•	Expedited CUSIP Setup - $[ ] per CUSIP (Less than [ ] days)
Fund Characteristic Change

•	Fund Name Change - $[ ] per fund/ per change

•	Fund CUSIP Change - $[ ] per fund/ per change

Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery ls also available as an adjunct service. Digital Investor includes user Interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce Inspired workflows, and a base package of transaction and maintenance functionality.
Digital Investor
Implementation - $[ ] per fund group Annual Base Fee - $[ ] per year
Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.
Activity (Session) Fees:
Inquiry - $[ ] per event
Login Challenge-$[ ] per event Account Maintenance - $[ ] per event
Transaction - financial transactions, duplicate statement requests, etc. - $[ ] per event New Account Set up - $[ ] per event
Bank Verification Attempt- $[ ] per event

FAN Mail
Financial planner mailbox provides transaction, account and price Information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

•	Base Fee Per Management Company - file generation and delivery- $[ ] per year

•	Per Record Charge
Rep/Branch/ID -$[ ] Dealer - $[ ]

•	Price Files -$[ ] per record or $[ ] per user per month, whichever Is less

Exhibit E to the Transfer Agent Servicing Agreement - Kinetics Mutual Funds, Inc.

Transfer Agent & Shareholder Services Additional Services Fee Schedule (Continued)
Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.

•	Account inquiry
Inquiry - $[ ] per event
Vision ID - $[ ] per month per ID

•	Transaction Processing
Implementation Fee - $[ ] per Management Company Transaction - purchase, redeem, and exchange - $[ ] per event Monthly Minimum Charge - $[ ] per month

•	Electronic Statements
Implementation- $[ ] per fund group Load charges-$[ ] per Image
Archive charge (for any image stored beyond [ ] years)-$ [ ] per document
Vision ID and event charges also apply.

Fund Source
Client Access to audited fund Information, pricing, performance, literature, processing guidelines.
$[ ] per Month - Unlimited Users

Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.

•	$[ ] per Email

Client Web Data Access
U.S. Bank client on-line access to fund and Investor data through U.S. Bank technology applications and data delivery and security software.

•	STAT-Statement and Tax Form Storage & Retrieval Setup: $[ ] per user
Support: $[ ] per user per month

•	ReportSource - Report and Data File Storage & Retrieval
Setup: Included in initial fund setup on Transfer Agent system
$[ ] per user per month
Additional Data Delivery Services

•	Ad Hoc/PowerSelect File Development Standard ad-hoc select: $[ ] per file
Custom coded data for recurring, scheduled delivery: $[ ] per hour consultation and programming development
Support: $[ ] per file per month for recurring files/reports scheduled for delivery via Report Source. Recurring flies scheduled for delivery via Report Source.

•	Custom Electronic File Exchange (MFS delivery of standard TIP files) Setup: $[ ] one-time fee
Support: $[ ] per file per month

•	Fife Delivery to Alternate Sales Reporting Provider Setup: $[ ] one-time fee
Maintenance Fee: $[ ] per file per month

Chat Services

•	Implementation Fee -$[ ]

•	Monthly Fee - $[ ] per month

•	Per Chat Fee -$[ ] per chat or $[ ] per minute of chat

Exhibit E to the Transfer Agent Servicing Agreement - Kinetics Mutual Funds, Inc.

Transfer Agent & Shareholder Services Additional Services Fee Schedule (Continued)
Outbound Calling & Marketing Campaigns

•	Cost based on project requirements including hours, data sourcing and reporting.

Electronic Form Delivery and Signature Capture

•	Implementation fee -$[ ] (includes [ ] forms)

•	Additional setup fee - $[ ] for each additional form and email template

•	Form and fund logo modifications-$[ ] perform, $[ ] per updated Fund Logo

•	Monthly minimum fee - $[ ] per month

•	Per electronic envelope Fee - $[ ]
Recordkeeping Application Access

•	Internet VPN- Infrastructure to allow for application accessibility to host systems and file transfers
$[ ] implementation
$[ ] per month

•	Physical Network- Infrastructure to allow for application accessibility to host systems and file transfers Cost varies depending upon location and bandwidth

•	TA2000 3270 Emulation (Mainframe Green Screen)- Account Inquiry and ability to perform financial transactions or account maintenance depending upon user access.
$[ ] Implementation
$[ ] per ID per month

•	TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe} - Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
$[ ] Implementation
$[ ] per ID per month

•	TA2000 SmartDesk (Web Application to TA2000 Mainframe) - Account Inquiry only.
$[ ] implementation
$[ ] per ID per month

•	Automated Work Distributor (AWD) - Image and workflow application.
$[ ] implementation
$[ ] per ID per month

•	Same Day Cash Management (SDCM) - Fund level transaction and cash reporting.
$[ ] Implementation
$[ ] per ID per month

•	PowerSelect - SQL database used for ad hoc reporting from the shareholder recordkeeping system.
$[ ] per month
Programming Services

•	$[ ] per hour (subject to change)

•	Charges Incurred for customized services based upon fund family requirements including but not limited to: Fund setup programming (transfer agent system, statements, options, etc.)
Customized service development
Voice response system setup (menu selections, shareholder system Integration, testing, etc.) All other client specific customization and/or development services

Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.

•	$[ ] per direct open account per year

Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:

•	$[ ] setup per fund group

•	$[ ] per month administration

•	$[ ] per received email correspondence

Exhibit E to the Transfer Agent Servicing Agreement - Kinetics Mutual Funds, Inc.
Transfer Agent & Shareholder Services Additional Services Fee Schedule (Continued)
Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.

•	$[ ] per fund group per month

CTI Reporting
Integrated custom detailed call reporting - $[ ] per monthly report

Literature Fulfillment Services

•	Account Management/Database Administration
$[ ] per month
Receiving - $[ ] per SKU
Order Processing - $[ ] per order
Skid Storage - $[ ] per month per location Disposal - $[ ] per SKU

•	Inbound Teleservicing Only
Account Management - $[ ] per month (DR)
Call Servicing- $[ ] per call

•	Lead Source Reporting
$[ ] per month

•	Closed Loop Reporting
Account Management - $[ ] per month
Database Installation, Setup- $[ ] per fund group

•	Miscellaneous Expenses
Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of Internal representative reviews.

•	$[ ] per Month

Mutual Fund Profile II Services
Initial data review and population as well as ongoing support of information on DTCC's Mutual Fund Profile II site

•	Initial data population: $[ ] for less than [ ] CUSIPS / $[ ] for [ ] CUSIPS or more

•	Monthly maintenance: $[ ] per management company

•
Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $[ ]/hour

Dealer Survey Completion
Dealer fund survey requests - $[ ] per hour for completion and quality validation

Physical Certificate Processing
Services to support the setup and processing of physical certificated shares for a fund family:

•	$[ ] setup per fund group

•	$[ ] per certificate transaction

Fund Event Services

•	Programming & File Delivery - $[ ]/hour

•	Project Management/Analysis -$[ ]/hour

•	Account Data Retention - $[ ]/account/month until purged

•	CUSIP Data Retention - $[ ]/CUSIP/month until purged"
Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent) FINCEN regulations require account retention for 12 months following closing. Data i s purged the first July after retention requirements have been fulfilled.

Exhibit E to the Transfer Agent Servicing Agreement - Kinetics Mutual Funds, Inc.
Transfer Agent & Shareholder Services Additional Services Fee Schedule (Continued)
MARS Sales Reporting & Compliance Services
Standard MARS Version Bi Implementation Cost
•$[ ] - $[ ] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)
Standard MARS Version Bi Producls & Services (Monthly fees)

•	$[ ] - $[ ] MARS Sales & Compliance Reporting (Includes [ ] Sales & [ ] Compliance Users)

•	$[ ] - $[ ] MARS Sales Reporting (Includes [ ] Sales Users)

•	$[ ] - $[ ] MARS 22c-2 Compliance (Includes [ ] Compliance Users)

•	$[ ] - $[ ] - Enhanced Services"
Includes up to [ ] hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep Information), database query requests, compliance report monitoring/review/analysis, and business requirement analysis. Additional Enhanced Services support can be negotiated.

Standard Version 81 System Setup & Implementation Costs {One-time fee)

•	$[ ] - SalesForce.com Integration

•	$[ ] - Custom Data Interface

•	$[ ] - OmniSERV Setup

•	$[ ] - Standard Interface

•	$[ ] - Additional OmniSERV Interface
Standard Version Bl Licenses (Monthly Fee Per User)

•	$[ ] - Sales Reporting

•	$[ ] -22c-2 Compliance

•	$[ ] - CRM

•	$[ ] - SFDC
Standard Version Bi Products & Services (Monthly Fee)

•	$[ ] - OmniSERV

•	$[ ] - Daily Transaction Load from Sales Portal

•	$[ ] - Monthly Asset Load from Sales Portal

•	$[ ] - SalesForce.com
Additional Version Bi Products & Services (Quoted Separately)
Albridge Analytics, CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), NSCC OTT Data Line, Profiling, and RIA Monthly Load.

MARS Lite Implementation Cost- Eligibility Based on AUM and Transaction Size

•	$[ ] - MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)
MARS Lite Products & Services (Monthly fees based on AUM)

•	$[ ]/month (AUM $[ ] - $[ ])

•	$[ ]/month (AUM $[ ]-$ [ ])

•	$[ ]/month (AUM $[ ] - $[ ])

•	$[ ]/month (AUM $[ ] - $[ ])
Once an AUM of $[ ] has been reached, additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.
Includes Enhanced Services up to [ ] hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests and business requirements analysis.

Base includes initial three dealer interfaces. Each additional Interface is $[ ] per month.
Storage allocation includes 10GB of data. Each additional 1GB of storage space is $[ ] per month, No CRM real-time integration. No system access.
Additional MARS Lite System Setup & Implementation Costs (One-time fee)

•	$[ ] - Custom Data Interface

•	$[ ] - Standard Interface

•	$[ ] - OmniSERV Interface

Any System Upgrades & Enhancements (Quoted separately through a Statement of Work)
MARS Training

•	$[ ]/day plus travel and out-of-pocket expenses.
Any additional costs that may be charged by Intermediaries/NSCC for data fees are not included,

Exhibit E to the Transfer Agent Servicing Agreement - Kinetics Mutual Funds, Inc.
Transfer Agent & Shareholder Services Additional Services Fee Schedule (Continued)
lnforma Shareholder Electronic Statement Services
Electronic Confirm Presentation
eCDLY will load shareowner dally confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view,

•	Document Loading, Storage, and Access - $[ ] per statement

•	Document Consent Processing, Suppression, and Notification - $[ ] per suppressed statement

•	Development & Implementation of Electronic Confirm Statements - $[ ] initial setup fee
Electronic Investor Statement Presentation
eStatements will load shareowner Investor statements In a PDF format and send notification to the consented shareowners of a new document to view.

•	Document Loading, Storage, and Access - $[ ] per statement

•	Document Consent Processing, Suppression, and Notification - $[ ] per suppressed statement

•	Development & Implementation of Electronic Investor Statements - $[ ] initial setup fee
Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.

•	Document Loading, Storage, and Access - $[ ] per statement

•	Document Consent Processing, Suppression, and Notification -$[ ] per suppressed statement

•	Development & Implementation of Electronic Tax Statements - $[ ] initial setup fee
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.

•	Document Consent Processing, Suppression, and Notification - $[ ] per suppressed statement

•	Development & Implementation of Electronic Compliance Documents - $[ ] Initial setup fee
Related Digital Investor Fees
•View Consent Enrollment-$[ ] per transaction
•Consent Enrollment - $[ ] per transaction

•	View Statements - $[ ] per view
Notes:

•	Statements presented as PDF documents

•	Statements will be loaded for alt accounts, regardless of consent

•	Three-year minimum term

•	Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $[ ] per document per year for three years and greater, If desired

Digital Investor customization charges apply